SECURITIES AND EXCHANGE COMMISSION


                          WASHINGTON, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


Date of Report (Date of the earliest event reported):March 25, 1998 (March 12, 1998)


                      STANDARD MANAGEMENT CORPORATION
          (Exact name of registrant as specified in its charter)


    INDIANA              0-20882                  35-1773567

(State or other jurisdiction (Commission  (IRS Employer Identification No.)
of incorporation)            File Number)

9100 KEYSTONE CROSSING, INDIANAPOLIS, INDIANA            46240
(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:  (317) 574-6200

                                N/A
   (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

      On March 12, 1998, Savers Life Insurance Company, a North Carolina domestic stock insurance company ("Savers Life"), became a wholly-owned subsidiary of Standard Management Corporation, an Indiana corporation ("SMC"), upon consummation of the merger (the "Merger") contemplated by the Amended and Restated Agreement and Plan of Merger dated as of December 9, 1997 (the "Merger Agreement") among SMC, a wholly-owned subsidiary of SMC and Savers Life.

      Pursuant to the Merger Agreement, each share of Common Stock, no par value ("Savers Life Common Stock"), of Savers Life held immediately prior to the Effective Time (as defined in the Merger Agreement) of the Merger was converted into 1.2 shares of Common Stock, without par value ("SMC Common Stock"), of SMC plus $1.50. Each holder of Savers Life Common Stock could elect to receive the $1.50 per share portion of the merger consideration in the form of SMC Common Stock. Each holder of a certificate representing Savers Life Common Stock immediately prior to the Effective Time no longer has any rights with respect thereto, except the right to receive, upon surrender for exchange to the Exchange Agent (as defined in the Merger Agreement) of all such certificates held by such holder: (i) a certificate representing the number of whole shares of SMC Common Stock into which his, her or its shares of Savers Life Common Stock have been converted, (ii) if such holder did not elect to receive the $1.50 portion of the merger consideration in the form of additional shares of SMC Common Stock, $1.50 per share, (iii) certain dividends and other distributions previously withheld in accordance with Section 2.9 of the Merger Agreement pending the exchange of stock certificate(s) and (iv) cash in lieu of any fractional share of SMC Common Stock in accordance with Section 2.8 of the Merger Agreement. Cash distributions will not bear interest.

      A copy of the Press Release issued by SMC on March 13, 1998 with respect to the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

      The other information required by this item has been previously reported by SMC and is included or incorporated by reference in the Joint Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") which constitutes a part of SMC's Registration Statement on Form S-4 (Registration No. 333-43023).

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED:

      It is not practical for SMC to provide at this time the Savers Life financial statements required by this item. Such financial statements will be filed as an amendment to this current Report on Form 8-K no later than May 26, 1998.

(b)   PRO FORMA FINANCIAL INFORMATION:

      It is not practical for SMC to provide at this time the pro forma financial statements to reflect the estimated impact of the Merger on the historical Combined Financial Statements of SMC at December 31, 1997 and for the years ended December 31, 1996 and 1997. Such pro forma financial statements will be filed as an amendment to this Current Report on Form 8-K no later than May 26, 1998.

(c)   EXHIBITS:

      99.1 Press release issued by SMC on March 13, 1998 with respect to the Merger.

                                   SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    STANDARD MANAGEMENT CORPORATION
                                                   (Registrant)


Date: March 25, 1998                By:   RONALD D. HUNTER Ronald D. Hunter
                                          Chairman of the Board, President and
                                          Chief Executive Officer

                                 EXHIBIT INDEX

      The following Exhibit is filed herewith:

EXHIBIT

99.1  Press release issued by SMC on March 13, 1998 with respect to the Merger.

DATE:     3/13/98

TO:       All Media

FROM:     Standard Management Corporation
          9100 Keystone Crossing
          Indianapolis, IN  46240

CONTACT:  Kevin Wedmore
          Corporate Communications
          Phone: 317-574-5221

SUBJECT: SMC completes Savers acquisition/market cap increases to over $50 million


Standard Management Closes Seventh
          Acquisition

(Indianapolis, IN) Standard Management Corporation ("SMC" or the "Company"; Nasdaq: SMAN) announced today that it had completed the acquisition of Savers Life Insurance Company ("Savers"), a Winston-Salem, NC insurer.

"The addition of Savers takes SMC to a new level, increasing our market capitalization to over $50 million, allowing new institutional and analytical coverage by Wall Street. It is often difficult for small cap companies to attract large regional or national firms, but we are confident that this acquisition will give us visibility. In addition, we expect this acquisition to be immediately accretive, sustaining our pattern of continually increasing core operational earnings per share," SMC Chairman Ronald D. Hunter stated.

Shareholders of both companies had previously approved the transaction, which was closed Thursday. The acquisition is SMC's seventh since its 1989 formation, and provides an expanded marketing platform for its annuities, life insurance and critical illness product.

Added SMC Executive Vice President and Chief Marketing Officer, Raymond J. Ohlson, "The addition of Savers to the Standard Group of Companies provides us with an additional 4,000 agents to market our product portfolio while opening new markets to our existing agency force of approximately 4,000 agents. Savers' geographical marketing area in the Southeast as well as their expertise in the financial institution market will assist in expanding our domestic marketing programs."

SMC IS AN INTERNATIONAL FINANCIAL SERVICES HOLDING COMPANY HEADQUARTERED IN INDIANAPOLIS, IN. ITS ASSETS HAVE CLIMBED FROM $198 MILLION IN DECEMBER 1992 TO $669 MILLION AT DECEMBER 31, 997. INFORMATION ABOUT THE COMPANY CAN BE OBTAINED BY CALLING THE INVESTOR RELATIONS DEPARTMENT AT 317-574-5221.